Exhibit 5.1

HUNTON & WILLIAMS LLP
RIVERFRONT PLAZA, EAST TOWER
951 EAST BYRD STREET
RICHMOND, VIRGINIA 23219

TEL 804 • 788 • 8200
FAX 804 • 788 • 8218

File No: 64887.000032
August 17, 2009
Board of Trustees
First Potomac Realty Trust
7600 Wisconsin Avenue, 11th Floor
Bethesda, MD 20814
Registration Statement on Form S-8 — First Potomac Realty Trust 2009 Equity Incentive Plan
Ladies and Gentlemen:
We have acted as special counsel to First Potomac Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with the preparation and filing of a registration statement on Form S-8 (the “Registration Statement”), as filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof pursuant to which the Company is registering an aggregate of 650,000 common shares of beneficial interest, par value $0.001 per share (the “Plan Shares”), under the Securities Act of 1933, as amended (the “Securities Act”), issuable by the Company pursuant to the Company’s 2009 Equity Compensation Plan (the “Plan”). The Plan Shares include 261,630 common shares of beneficial interest (the “Restricted Shares”) granted pursuant to the Plan to certain trustees and employees of the Company (the “Selling Shareholders”) and 388,370 common shares of beneficial interest available for future issuance under the Plan (the “Remaining Shares”). This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
In connection with the foregoing, we have examined the following:
(a)	the Registration Statement;

(b)	the Amended and Restated Declaration of Trust of the Company, as amended (the “Declaration of Trust”), as certified by the Department of Assessment and Taxation of the State of Maryland (the “SDAT”) on May 20, 2009 and the Executive Vice President and Chief Financial Officer of the Company and the Executive Vice President, Secretary and General Counsel of the Company (collectively, the “Certifying Officers”) on the date hereof;

(c)	the Amended and Restated By-Laws of the Company, as certified by the Certifying Officers on the date hereof;

(d)	resolutions of the Board of Trustees of the Company, dated February 24, 2009 and March 17, 2009, relating to, among other things, the due authorization of the Plan Shares, the preparation

Board of Trustees
First Potomac Realty Trust
August 17, 2009

and filing of the Registration Statement, and the authorization of the issuance of Restricted Shares to certain Selling Shareholders as certified by the Certifying Officers on the date hereof;

(e)	resolutions of the Compensation Committee of the Board of Trustees of the Company, dated February 24, 2009, and minutes of a meeting of the Compensation Committee of the Board of Trustees of the Company, dated May 26, 2009, relating to, among other things, the due authorization of the Plan Shares, the preparation and filing of the Registration Statement, and the authorization of the issuance of Restricted Shares to certain Selling Shareholders, as certified by the Certifying Officers on the date hereof;

(f)	a certificate, dated August 11, 2009, from the SDAT as to the Company’s existence, due incorporation and good standing;

(g)	the executed restricted stock agreements listed on Exhibit A hereto relating to the Restricted Shares (each an “Award Agreement” and collectively, the “Award Agreements”); and

(h)	the Plan.
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). As to factual matters, we have relied upon certificates of officers of the Company and upon certificates of public officials.
We do not purport to express an opinion on any laws other than the Maryland REIT Law.
Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:
1.	The Plan Shares have been duly authorized.

2.	The Restricted Shares have been validly issued and, upon payment for the Restricted Shares in accordance with the Plan or Award Agreements, will be fully paid and nonassessable.

3.	The Remaining Plan Shares, if and when issued in accordance with the terms of the Plan, and upon payment for the Remaining Plan Shares in accordance with the Plan or award agreements duly authorized thereunder, assuming that at the times of any such issuances, (i) the Remaining Plan Shares will not be issued in violation of any restriction or limitation contained in the

Board of Trustees
First Potomac Realty Trust
August 17, 2009

Declaration of Trust, as amended or supplemented, and (ii) the total number of the Company’s common shares of beneficial interest issued and outstanding will not exceed the total number of common shares of beneficial interest that the Company is then authorized to issue under the Declaration of Trust, the Remaining Plan Shares will be validly issued, fully paid and nonassessable.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.
Very truly yours,
/s/ Hunton & Williams LLP

Board of Trustees
First Potomac Realty Trust
August 17, 2009

Exhibit A
1.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Michael H. Comer.

2.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Michael H. Comer.

3.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Douglas J. Donatelli.

4.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Douglas J. Donatelli.

5.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Barry H. Bass.

6.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Barry H. Bass.

7.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Anthony R. Beck.

8.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Anthony R. Beck.

9.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and James H. Dawson.

10.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and James H. Dawson.

11.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and John E. Sadlik.

12.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and John E. Sadlik.

13.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Nicholas R. Smith.

Board of Trustees
First Potomac Realty Trust
August 17, 2009

14.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Nicholas R. Smith.

15.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Timothy M. Zulick.

16.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Timothy M. Zulick.

17.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Mary T. Wacker.

18.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Mary T. Wacker.

19.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Matthew L. Wilson.

20.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Matthew L. Wilson.

21.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Richard B. Chess.

22.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Terry L. Stevens.

23.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Alan G. Merten.

24.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and R. Michael McCullough.

25.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and J. Roderick Heller.

26.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Robert H. Arnold.

27.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Joel F. Bonder.

28.	Restricted Stock Agreement, dated as of May 21, 2009, by and between First Potomac Realty Trust and Joel F. Bonder.